                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 2001, relating to the consolidated financial statements, which appears in SonicWALL's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 19, 2001 relating to the financial statement schedule which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
May 15, 2001